Exhibit (h)(3)(i)

EXPENSE LIMITATION AGREEMENT

EXPENSE LIMITATION AGREEMENT, effective as of March 25, 2019 by and between AXA Equitable Funds Management Group, LLC (the “Adviser”) and EQ Advisors Trust (the “Trust”), on behalf of each series of the Trust set forth in Schedule A attached hereto (each, a “Portfolio,” and collectively, the “Portfolios”).

WHEREAS, the Trust is a Delaware business trust organized under the Agreement and Declaration of Trust (the “Declaration of Trust”), and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type, and each Portfolio is a series of the Trust;

WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement dated effective as of March 25, 2019 (the “Advisory Agreement”), pursuant to which the Adviser provides investment advisory services to each Portfolio for compensation based on the value of the average daily net assets of such Portfolio; and

WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interests of each Portfolio and its shareholders to maintain the expenses of such Portfolio at a level below the level to which such Portfolio might otherwise be subject;

NOW THEREFORE, the parties hereto agree as follows:

1.	Expense Limitation.

1.1.     Applicable Expense Limit. To the extent that the aggregate expenses of every character incurred by a Portfolio in any fiscal year, including but not limited to organizational costs, investment advisory fees and administration fees of the Adviser (but excluding interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, other expenditures which are capitalized in accordance with generally accepted accounting principles, and other extraordinary expenses not incurred in the ordinary course of such Portfolio’s business) (the “Portfolio Operating Expenses”), exceed the Maximum Annual Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the “Excess Amount”) shall be the liability of the Adviser. Unless otherwise indicated by the Maximum Annual Operating Expense Limit as set forth in Schedule A hereto, fees and expenses of other investment companies and exchange-traded investment vehicles in which a Portfolio invests (the “Acquired Fund Fees and Expenses”) and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act shall also be excluded for purposes of determining the Portfolio Operating Expenses.

1.2.     Maximum Annual Operating Expense Limit. The Maximum Annual Operating Expense Limit with respect to each Portfolio shall be the amount specified in Schedule A based on a percentage of the average daily net assets of such Portfolio.

1.3.     Method of Computation. To determine the Adviser’s liability with respect to the Excess Amount, each month the Portfolio Operating Expenses for each Portfolio shall be annualized as of the last day of the month. If the annualized Portfolio Operating Expenses of a Portfolio for any month exceed the Maximum Annual Operating Expense Limit of such Portfolio, the Adviser shall waive or reduce fees payable to it or its affiliates for such month by an amount sufficient to reduce the annualized Portfolio Operating Expenses to an amount no higher than the Maximum Annual Operating Expense Limit. If the amount of the waived or reduced fees for any such month is insufficient to pay the Excess Amount, the Adviser shall also remit to the appropriate Portfolio or Portfolios an amount that, together with the waived or reduced fees, is sufficient to pay such Excess Amount.

1.4.     Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the fees waived or reduced and other payments remitted by the Adviser to the Portfolio or Portfolios with respect to the previous fiscal year shall equal the Excess Amount.

2.	Reimbursement of Fee Waivers and Expense Reimbursements.

2.1.     Reimbursement. If, in any month in which the Advisory Agreement is still in effect, the estimated annualized Portfolio Operating Expenses of a Portfolio for that month are less than the Maximum Annual Operating Expense Limit of such Portfolio, the Adviser shall be entitled to reimbursement by such Portfolio, in whole or in part as provided below, of the fees waived or reduced and other payments remitted by the Adviser to such Portfolio pursuant to Section 1 hereof. The total amount of reimbursement to which the Adviser may be entitled (the “Reimbursement Amount”) shall equal, at any time, the sum of all fees previously waived or reduced by the Adviser and all other payments remitted by the Adviser to the Portfolio, pursuant to Section 1 hereof, during the previous thirty-six (36) months, less any reimbursement previously paid by such Portfolio to the Adviser, pursuant to Section 2.2 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

2.2.     Method of Computation. To determine each Portfolio’s accrual, if any, to reimburse the Adviser for the Reimbursement Amount, each month the Portfolio Operating Expenses of each Portfolio shall be annualized as of the last day of the month. If the annualized Portfolio Operating Expenses of a Portfolio for any month are less than the Maximum Annual Operating Expense Limit of such Portfolio, such Portfolio shall accrue into its net asset value an amount payable to the Adviser sufficient to increase the annualized Portfolio Operating Expenses of that Portfolio to an amount no greater than the Maximum Annual Operating Expense Limit of that Portfolio, provided that such amount paid to the Adviser will in no event exceed the total Reimbursement Amount. For accounting purposes, when the annualized Portfolio Operating Expenses of a Portfolio are below the Maximum Annual Operating Expense Limit, a liability will be accrued daily for these amounts.

2.3.     Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Portfolio Operating Expenses of a Portfolio for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Maximum Annual Operating Expense Limit.

2.4.     Limitation of Liability. The Adviser shall look only to the assets of the Portfolio for which it waived or reduced fees or remitted payments for reimbursement under this Agreement and for payment of any claim hereunder, and neither the Portfolios, nor any of the Trust’s trustees, officers, employees, agents, or shareholders, whether past, present or future, shall be personally liable therefor.

3.	Term and Termination of Agreement.

Unless otherwise indicated by the Maximum Annual Operating Expense Limit as set forth in Schedule A hereto, this Agreement shall continue in effect with respect to all Portfolios until April 30, 2020 and shall thereafter continue in effect with respect to each Portfolio from year to year provided such continuance is specifically approved by both a majority of the Trustees of the Trust who (i) are not “interested persons” of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement (the “Non-Interested

Trustees”) and the Adviser. This Agreement shall terminate automatically upon the termination of the Advisory Agreement; provided, however, that a Portfolio’s obligation to reimburse the Adviser, as described above, will survive the termination of this Agreement unless the Trust and the Adviser agree otherwise.

4.	Miscellaneous.

4.1.     Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2.     Interpretation. Nothing herein contained shall be deemed to require the Trust or the Portfolios to take any action contrary to the Trust’s Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Portfolios.

4.3.     Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

IN WITNESS WHEREOF, the parties have caused this Expense Limitation Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

EQ ADVISORS TRUST ON BEHALF OF EACH OF ITS PORTFOLIOS		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian E. Walsh Brian E. Walsh Chief Financial Officer and Treasurer	By:	/s/ Kenneth Kozlowski Kenneth Kozlowski Director, Executive Vice President and Chief Investment Officer

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolio	Maximum Annual Operating Expense Limit (% of average daily net assets)
	Class IA+	Class IB+	Class K
1290 VT Natural Resources Portfolio	N/A	0.90%	0.65%
1290 VT Real Estate Portfolio	N/A	0.90%	0.65%
AXA Global Equity Managed Volatility Portfolio†	1.10%	1.10%	0.85%
AXA International Core Managed Volatility Portfolio†	1.05%	1.05%	0.80%
AXA International Value Managed Volatility Portfolio†	1.05%	1.05%	0.80%
AXA Large Cap Core Managed Volatility Portfolio†	0.90%	0.90%	0.65%
AXA Large Cap Growth Managed Volatility Portfolio†	0.90%	0.90%	0.65%
AXA Large Cap Value Managed Volatility Portfolio†	0.90%	0.90%	0.65%
AXA Mid Cap Value Managed Volatility Portfolio†	1.00%	1.00%	0.75%
AXA/Franklin Balanced Managed Volatility Portfolio†	1.05%	1.05%	0.80%
AXA/Franklin Small Cap Value Managed Volatility Portfolio†	1.10%	1.10%	0.85%
AXA/Franklin Templeton Allocation Managed Volatility Portfolio†	1.20%*	1.20%*	0.95%*

AXA/Templeton Global Equity Managed Volatility Portfolio†	1.10%	1.10%	0.85%
EQ/ClearBridge Select Equity Managed Volatility Portfolio	1.05%	1.05%	0.80%
EQ/Emerging Markets Equity PLUS Portfolio	N/A	1.20%	0.95%
EQ/Global Bond PLUS Portfolio	0.95%	0.95%	0.70%
EQ/Quality Bond PLUS Portfolio	0.85%	0.85%	0.60%

All Asset Growth – Alt 20 Portfolio	1.35%*	1.35%*	1.10%*

AXA Aggressive Strategy Portfolio††	N/A	1.15%*	0.90%*
AXA Balanced Strategy Portfolio†	1.05%*	1.05%*	0.80%*
AXA Conservative Growth Strategy Portfolio†	1.00%*	1.00%*	0.75%*
AXA Conservative Strategy Portfolio†	0.95%*	0.95%*	0.70%*
AXA Growth Strategy Portfolio†	1.10%*	1.10%*	0.85%*
AXA Moderate Growth Strategy Portfolio†	1.10%*	1.10%*	0.85%*
AXA Ultra Conservative Strategy Portfolio†	0.95%*	0.95%*	0.70%*

ATM International Managed Volatility Portfolio	N/A	0.90%	0.65%
ATM Large Cap Managed Volatility Portfolio	0.85%	0.85%	0.60%
ATM Mid Cap Managed Volatility Portfolio	0.85%	0.85%	0.60%
ATM Small Cap Managed Volatility Portfolio	0.85%	0.85%	0.60%
AXA 2000 Managed Volatility Portfolio†	0.85%	0.85%	0.60%
AXA 400 Managed Volatility Portfolio†	0.85%	0.85%	0.60%
AXA 500 Managed Volatility Portfolio†	0.85%	0.85%	0.60%
AXA International Managed Volatility Portfolio†	N/A	0.90%	0.65%

1290 VT Convertible Securities Portfolio	N/A	1.25%*	1.00%*
1290 VT Energy Portfolio	N/A	0.90%*	0.65%*
1290 VT Equity Income Portfolio	0.95%	0.95%	0.70%
1290 VT High Yield Bond Portfolio	N/A	1.00%	0.75%

Portfolio	Maximum Annual Operating Expense Limit (% of average daily net assets)
	Class IA+	Class IB+	Class K
1290 VT Low Volatility Global Equity Portfolio	N/A	0.90%*	0.65%*
1290 VT Micro Cap Portfolio	N/A	1.15%	0.90%
1290 VT Multi-Alternative Strategies Portfolio	N/A	1.65%*	1.40%*
1290 VT Small Cap Value Portfolio	N/A	1.15%	0.90%
1290 VT GAMCO Small Company Value Portfolio	1.10%	1.10%	0.85%
1290 VT SmartBeta Equity Portfolio	N/A	1.15%	0.90%
1290 VT Socially Responsible Portfolio	1.15%	1.15%	0.90%

AXA/AB Dynamic Moderate Growth Portfolio†	1.20%*	1.20%*	0.95%*
AXA/AB Short Duration Government Bond Portfolio†	0.80%	0.80%	0.55%
AXA/AB Small Cap Growth Portfolio†	1.00%	1.00%	0.75%
AXA/ClearBridge Large Cap Growth Portfolio†	1.05%	1.05%	0.80%
AXA/Janus Enterprise Portfolio†	1.05%	1.05%	0.80%
AXA/Loomis Sayles Growth Portfolio†	1.05%	1.05%	0.80%
AXA/Morgan Stanley Small Cap Growth Portfolio†	N/A	1.15%	0.90%

EQ/BlackRock Basic Value Equity Portfolio	0.95%	0.95%	0.70%
EQ/Capital Guardian Research Portfolio	0.97%	0.97%	0.72%
EQ/Core Bond Index Portfolio	0.72%	0.72%	0.47%
EQ/Invesco Comstock Portfolio	1.00%	1.00%	0.75%
EQ/JPMorgan Value Opportunities Portfolio	1.00%	1.00%	0.75%
EQ/MFS International Growth Portfolio	1.15%	1.15%	0.90%
EQ/Oppenheimer Global Portfolio	1.15%	1.15%	0.90%
EQ/PIMCO Global Real Return Portfolio	N/A	1.00%	0.75%
EQ/PIMCO Ultra Short Bond Portfolio	0.80%	0.80%	0.55%
EQ/T. Rowe Price Growth Stock Portfolio	1.00%	1.00%	0.75%
EQ/UBS Growth and Income Portfolio	1.05%	1.05%	0.80%

Multimanager Aggressive Equity Portfolio	1.00%	1.00%	0.75%
Multimanager Core Bond Portfolio	0.90%	0.90%	0.65%
Multimanager Mid Cap Growth Portfolio	1.10%	1.10%	0.85%
Multimanager Mid Cap Value Portfolio	1.10%	1.10%	0.85%
Multimanager Technology Portfolio	1.20%	1.20%	0.95%

1290 VT DoubleLine Dynamic Allocation Portfolio	N/A	1.20%*	0.95%*
1290 VT DoubleLine Opportunistic Bond Portfolio	N/A	1.05%*	0.80%*
AXA/AB Dynamic Growth Portfolio†	N/A	1.20%*	0.95%*
AXA/AB Dynamic Aggressive Growth Portfolio†	N/A	1.20%*	0.95%*
EQ/Goldman Sachs Moderate Growth Allocation Portfolio	N/A	1.20%*	0.95%*
EQ/Invesco Moderate Allocation Portfolio	N/A	1.20%*	0.95%*
EQ/JPMorgan Growth Allocation Portfolio	N/A	1.20%*	0.95%*
EQ/Legg Mason Moderate Allocation Portfolio	N/A	1.20%*	0.95%*

1290 VT Moderate Growth Allocation Portfolio	N/A	1.10%*	0.85%*
EQ/First Trust Moderate Growth Allocation Portfolio	N/A	1.20%*	0.95%*
EQ/American Century Moderate Growth Allocation Portfolio	N/A	1.20%*	0.95%*
EQ/AXA Investment Managers Moderate Allocation Portfolio	N/A	1.20%*	0.95%*
EQ/Legg Mason Growth Allocation Portfolio	N/A	1.20%*	0.95%*
EQ/Invesco Moderate Growth Allocation Portfolio	N/A	1.20%*	0.95%*
EQ/Goldman Sachs Growth Allocation Portfolio	N/A	1.20%*	0.95%*

Portfolio	Maximum Annual Operating Expense Limit (% of average daily net assets)
	Class IA+	Class IB+		Class K
EQ/American Century Mid Cap Value Portfolio†††	N/A	1.00	%*	0.75	%*
EQ/Fidelity Institutional AM® Large Cap Portfolio†††	N/A	0.87	%*	0.62	%*
EQ/Franklin Rising Dividends Portfolio†††	N/A	0.87	%*	0.62	%*
EQ/Franklin Strategic Income Portfolio†††	N/A	0.93	%*	0.68	%*
EQ/Goldman Sachs Mid Cap Value Portfolio†††	N/A	1.09	%*	0.84	%*
EQ/Invesco Global Real Estate Portfolio†††	N/A	1.27	%*	1.02	%*
EQ/Invesco International Growth Portfolio†††	N/A	1.18	%*	0.93	%*
EQ/Ivy Energy Portfolio†††	N/A	1.19	%*	0.94	%*
EQ/Ivy Mid Cap Growth Portfolio†††	N/A	1.10	%*	0.85	%*
EQ/Ivy Science and Technology Portfolio†††	N/A	1.15	%*	0.90	%*
EQ/Lazard Emerging Markets Equity Portfolio†††	N/A	1.38	%*	1.13	%*
EQ/MFS International Value Portfolio†††	N/A	1.15	%*	0.90	%*
EQ/MFS Technology Portfolio†††	N/A	1.14	%*	0.89	%*
EQ/MFS Utilities Series Portfolio†††	N/A	1.05	%*	0.80	%*
EQ/PIMCO Real Return Portfolio†††	N/A	0.75	%*	0.50	%*
EQ/PIMCO Total Return Portfolio†††	N/A	0.75	%*	0.50	%*
EQ/T. Rowe Price Health Sciences Portfolio†††	N/A	1.20	%*	0.95	%*

*	For purposes of calculating the Maximum Annual Operating Expense Limit, Acquired Fund Fees and Expenses are included in Portfolio Operating Expenses.
+	Includes amounts payable pursuant to Rule 12b-1 under the 1940 Act.
N/A	This class of shares of the Portfolio either is not registered or is registered but not currently offered for sale.
†	Effective May 1, 2019, the designation “EQ/” will replace the designation “AXA” or “AXA/” in the Portfolio’s name.
††	Effective May 1, 2019, AXA Aggressive Strategy Portfolio will be renamed EQ/Aggressive Growth Strategy Portfolio.
†††	This Agreement shall continue in effect with respect to the Portfolio until April 30, 2021.